UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

5744 Pacific Center Blvd., Suite 311 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 750-3875

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On January 18, 2012, the Company amended its Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) when it adopted the Certificate of Designation of Rights, Preferences and Limitations of Series E Convertible Preferred Stock (the “Certificate of Designation”). The amendment to the Certificate of Incorporation authorized the issuance of 1,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) valued at $10,000 per share.

The Series E Preferred Stock is convertible into an aggregate of up to 1,000,000,000 shares of the Company’s common stock (the “Common Stock”), such that each one share of Series E Preferred Stock is initially convertible into 1,000,000 shares of the Common Stock. The Series E Preferred Stock is subject to mandatory conversion at such time as the Company has a sufficient number of authorized shares of Common Stock to fully convert all of the outstanding Series E Preferred Stock. The Series E Preferred Stock will be converted automatically, without further action by the holders, at such time.

Series E Preferred Stockholders can vote with the shares of Common Stock on an as converted basis and have liquidation rights that are pari passu with all of the Company’s other preferred stock. The Series E Preferred Stock has no preemptive rights and cannot be amended without 75% of the Series E Preferred Stockholders approval.

Item 9.01. Exhibits

3.1	Certificate of Designation of the Company’s Series E Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ Brian Chan
Brian Chan, Secretary

Date: January 24, 2012

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